INDEXED ACCOUNTS SPECIFICATIONS

Indexed Accounts are subject to availability and may change for future Terms.

PERFORMANCE CAP INDEXED ACCOUNTS
Index	1 Year Segments	1 - 3 Year(s) Segments	4+ Years Segments
Protection Level	Minimum Performance Cap *	Protection Level	Minimum Performance Cap *	Protection Level	Minimum Performance Cap *
S&P 500® Price Return Index [1]	100%	0.10%	5% - 99%	1.00%	5% - 99%	10.00%
Russell 2000® Price Return Index [2]	100%	0.10%	5% - 99%	1.00%	5% - 99%	10.00%
First Trust American Leadership IndexTM 3	100%	0.10%	5% - 99%	1.00%	5% - 99%	10.00%
Capital Strength Net Fee Index [4]	100%	0.10%	5% - 99%	1.00%	5% - 99%	10.00%
MSCI EAFE [5]	100%	0.10%	5% - 99%	1.00%	5% - 99%	10.00%
Nasdaq-100 Index® [6]	100%	0.10%	5% - 99%	1.00%	5% - 99%	10.00%
Capital Group Global Growth Equity ETF [7]	100%	0.10%	5% - 99%	1.00%	5% - 99%	10.00%
Capital Group Growth ETF [7]	100%	0.10%	5% - 99%	1.00%	5% - 99%	10.00%
PERFORMANCE CAP ANNUAL LOCKS INDEXED ACCOUNTS
Index	2+ Years Segments
Protection Level	Minimum Performance Cap *
S&P 500® Price Return Index [1]	5% - 99%	1.00%
Russell 2000® Price Return Index [2]	5% - 99%	1.00%
First Trust American Leadership IndexTM 3	5% - 99%	1.00%
Capital Strength Net Fee Index [4]	5% - 99%	1.00%
MSCI EAFE [5]	5% - 99%	1.00%
Nasdaq-100 Index® [6]	5% - 99%	1.00%
Capital Group Global Growth Equity ETF [7]	5% - 99%	1.00%
Capital Group Growth ETF [7]	5% - 99%	1.00%
PARTICIPATION RATE INDEXED ACCOUNTS
Index	1 - 2 Year(s) Segments	3+ Year(s) Segments
Protection Level	Minimum Participation Rate*	Protection Level	Minimum Participation Rate*
S&P 500® Price Return Index [1]	5% - 99%	5.00%	5% - 99%	15.00%
Russell 2000® Price Return Index [2]	5% - 99%	5.00%	5% - 99%	15.00%
First Trust American Leadership IndexTM 3	5% - 99%	5.00%	5% - 99%	15.00%
Capital Strength Net Fee Index [4]	5% - 99%	5.00%	5% - 99%	15.00%
MSCI EAFE [5]	5% - 99%	5.00%	5% - 99%	15.00%
Nasdaq-100 Index® [6]	5% - 99%	5.00%	5% - 99%	15.00%
Capital Group Global Growth Equity ETF [7]	5% - 99%	5.00%	5% - 99%	15.00%
Capital Group Growth ETF [7]	5% - 99%	5.00%	5% - 99%	15.00%
PERFORMANCE TRIGGER RATE INDEXED ACCOUNTS
Index	1 - 2 Year(s) Segments	3+ Year(s) Segments
Protection Level	Minimum Performance Trigger Rate*	Protection Level	Minimum Performance Trigger Rate*
S&P 500® Price Return Index [1]	5% - 99%	1.00%	5% - 99%	2.00%
Russell 2000® Price Return Index [2]	5% - 99%	1.00%	5% - 99%	2.00%
First Trust American Leadership IndexTM 3	5% - 99%	1.00%	5% - 99%	2.00%
Capital Strength Net Fee Index [4]	5% - 99%	1.00%	5% - 99%	2.00%
MSCI EAFE [5]	5% - 99%	1.00%	5% - 99%	2.00%
Nasdaq-100 Index® [6]	5% - 99%	1.00%	5% - 99%	2.00%
Capital Group Global Growth Equity ETF [7]	5% - 99%	1.00%	5% - 99%	2.00%
Capital Group Growth ETF [7]	5% - 99%	1.00%	5% - 99%	2.00%

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DUAL PERFORMANCE TRIGGER RATE INDEXED ACCOUNTS
Index	1 - 2 Year(s) Segments		3+ Year(s) Segments
	Protection Level	Minimum Dual Performance Trigger Rate*	Protection Level	Minimum Dual Performance Trigger Rate*
S&P 500® Price Return Index [1]	5% - 99%	1.00%	5% - 99%	2.00%
Russell 2000® Price Return Index [2]	5% - 99%	1.00%	5% - 99%	2.00%
First Trust American Leadership IndexTM 3	5% - 99%	1.00%	5% - 99%	2.00%
Capital Strength Net Fee Index [4]	5% - 99%	1.00%	5% - 99%	2.00%
MSCI EAFE [5]	5% - 99%	1.00%	5% - 99%	2.00%
Nasdaq-100 Index® [6]	5% - 99%	1.00%	5% - 99%	2.00%
Capital Group Global Growth Equity ETF [7]	5% - 99%	1.00%	5% - 99%	2.00%
Capital Group Growth ETF [7]	5% - 99%	1.00%	5% - 99%	2.00%
DUAL RATE PLUS INDEXED ACCOUNTS
Index	1 - 2 Year(s) Segments		3+ Year(s) Segments
	Minimum Dual Rate*	Minimum Performance Cap *	Minimum Dual Rate*	Minimum Performance Cap *
S&P 500® Price Return Index [1]	5.00%	1.00%	5.00%	10.00%
Russell 2000® Price Return Index [2]	5.00%	1.00%	5.00%	10.00%
First Trust American Leadership IndexTM 3	5.00%	1.00%	5.00%	10.00%
Capital Strength Net Fee Index [4]	5.00%	1.00%	5.00%	10.00%
MSCI EAFE [5]	5.00%	1.00%	5.00%	10.00%
Nasdaq-100 Index® [6]	5.00%	1.00%	5.00%	10.00%
Capital Group Global Growth Equity ETF [7]	5.00%	1.00%	5.00%	10.00%
Capital Group Growth ETF [7]	5.00%	1.00%	5.00%	10.00%

Indexed-linked returns for select Indexed Accounts do not include the portion of returns generated by the underlying Index that come from dividends. The elements used in determining the rate of return from the Index are not guaranteed and may be changed by Us, subject to the guarantees in the Indexed Accounts Rider, and any such changes can affect the return.

* This rate applies at the beginning of each Term. The minimum or maximum rates will not apply on reset of a locked Segment, as described in the INTERIM VALUE LOCK AND RESET provision of an Indexed Accounts Rider.

MINIMUM RATE ON THE RESET DATE OF A LOCKED SEGMENT.

Minimum rate on the Reset Date of a locked Segment: 0.10%

The minimum rate on the Reset Date will apply on the Reset Date for any Segment where an Interim Value lock has been exercised, as described in the INTERIM VALUE LOCK AND RESET provision in any Indexed Accounts Rider attached to this Contract.

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INDEXED ACCOUNTS SPECIFICATIONS (continued)

[1]	The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”),and has been licensed for use by The Lincoln National Life Insurance Company “Lincoln”. Standard & Poor’s®, S&P®, and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Lincoln. It is not possible to invest directly in an index. Lincoln’s Product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of Lincoln’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Lincoln’s Product(s) particularly or the ability of the S&P 500® Price Return Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Lincoln with respect to the S&P 500® Price Return Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Price Return Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Lincoln or Lincoln’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Lincoln or the owners of Lincoln’s Product(s) into consideration in determining, composing or calculating the S&P 500® Price Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Lincoln’s Product(s) or the timing of the issuance or sale of Lincoln’s Product(s) or in the determination or calculation of the equation by which Lincoln’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Lincoln’s Product(s). There is no assurance that investment products based on the S&P 500® Price Return Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® PRICE RETURN INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY LINCOLN, OWNERS OF LINCOLN’S PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® PRICE RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND LINCOLN, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

[2]	The Russell 2000® Price Return Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by The Lincoln National Life Insurance Company “Lincoln”. Lincoln products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which Lincoln’s products are based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with Lincoln products. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Lincoln or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.

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INDEXED ACCOUNTS SPECIFICATIONS (continued)

[3]	The First Trust American Leadership IndexTM (“FTIS Index”) is a product of and owned by FT Indexing Solutions LLC (“FTIS”). FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM are trademarks of First Trust Portfolios L.P. (collectively, with FTIS and their respective affiliates, “First Trust”). The foregoing index and trademarks have been licensed for use for certain purposes by Licensee in connection with the Product.

The Dow Jones Internet Composite IndexTM (“Dow Index”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by FTIS and Licensee. S&P® is a trademark of Standard & Poor’s Financial Service LLC. DOW JONES® and DOW JONES INTERNET COMPOSITE INDEX are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”). The foregoing trademarks have been licensed for use by SPDJI and have been sublicensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.

The Nasdaq U.S. Rising Dividend Achievers IndexTM and Nasdaq Technology Dividend IndexTM are products of Nasdaq, Inc. (which with its affiliates is referred to as the “Nasdaq”). NASDAQ®, NASDAQ U.S. RISING DIVIDEND ACHIEVERS INDEX, and NASDAQ TECHNOLOGY DIVIDEND INDEX are trademarks of Nasdaq. The foregoing indices (collectively, the “Nasdaq Indices”) and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.

The Nasdaq Riskalyze U.S. Large Cap Select Dividend IndexTM (“Riskalyze Index”) is a product of Riskalyze, Inc. (“Riskalyze”). RISKALYZE® and NASDAQ RISKALYZE U.S. LARGE CAP SELECT DIVIDEND INDEX are trademarks of Riskalyze. NASDAQ® is a trademark of Nasdaq, Inc. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.

The Product is not issued, sponsored, endorsed, sold, recommended, or promoted by First Trust, SPDJI, Dow Jones, Nasdaq, Riskalyze, or their respective affiliates (collectively, the “Companies”). The Companies have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Product. The Companies make no representation or warranty, express or implied, to the owners of any product based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index, or to any member of the public regarding the advisability of investing in securities generally or in products based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index particularly, or the ability of the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index to track general stock market performance. The Companies’ only relationship to Licensee is in the licensing of the certain trademarks, trade names, and service marks and the use of the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Indices, which are determined, composed and calculated without regard to Licensee or the Product. The Companies have no obligation to take the needs of Licensee, or the owners of the Product, or the sponsors or owners of products based on the FTIS Index, Dow Index, Nasdaq Indices or Riskalyze Index into consideration when determining, composing, or calculating the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Index. The Companies are not responsible for and have not participated in the determination or calculation of the Product. There is no assurances from the Companies that products based on the FTIS Index, Dow lndex, Nasdaq Indices, or Riskalyze Index will accurately track index performance or provide positive investment returns. The Companies are not investment advisors. Inclusion of a security or financial instrument within an index is not a recommendation by the Companies to buy, sell, or hold such security or financial instrument, nor is it considered to be investment advice.

THE COMPANIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. THE COMPANIES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX. THE COMPANIES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY OWNERS OF THE PRODUCT OR OF PRODUCTS BASED ON THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR BY ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. THE COMPANIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE COMPANIES BE SUBJECT TO ANY DAMAGES OR HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN LICENSEE AND THE COMPANIES.

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INDEXED ACCOUNTS SPECIFICATIONS (continued)

[4]	The Product(s) is not sponsored, endorsed, sold or promoted by NASDAQ, Inc. or its affiliates (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Capital Strength Net Fee Index to track general stock market performance. The Corporations’ only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, Capital Strength Net Fee Index, and certain trade names of the Corporations and the use of the Capital Strength Net Fee Index which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). NASDAQ has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Capital Strength Net Fee Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

[5]	THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE LINCOLN NATIONAL LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARITES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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INDEXED ACCOUNTS SPECIFICATIONS (continued)

No purchaser, seller or holder of this product or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCl's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

[6]	The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index®, to track general stock market performance. The Corporations' only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index® and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

[7]	American Funds Distributors, Inc. is the distributor for Capital Group Global Growth Equity ETF (CGGO) and Capital Group Growth ETF (CGGR). Capital Group exchange-traded funds (ETFs) are actively managed and do not seek to replicate a specific index. ETF shares are bought and sold through an exchange at the then current market price, not net asset value (NAV), and are not individually redeemed from the fund. Shares may trade at a premium or discount to their NAV when traded on an exchange. There can be no guarantee that an active market for ETFs will develop or be maintained, or that the ETF's listing will continue or remain unchanged. All Capital Group trademarks mentioned are owned by The Capital Group Companies, Inc., an affiliated company or fund. Capital Group makes no representations or warranties, express or implied, to the owners of any products offered by The Lincoln National Life Insurance Company (Lincoln) or any member of the public regarding the advisability of purchasing any product or service offered by Lincoln or the results to be obtained from any product or service offered by Lincoln. Products offered by Lincoln are not sponsored, endorsed or sold by Capital Group, and purchasers of such products do not acquire any interest in CGGO or CGGR nor enter into any relationship with Capital Group. Capital Group has no obligation or liability for any errors, omissions, interruptions or use of CGGO or CGGR or any data related thereto, or in connection with the operation, marketing, trading or sale of any product or service offered by Lincoln.

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CONTRACT SPECIFICATIONS

Contract Number:	XX-0123456
Contract Date:	December 20, 2025
Owner(s):	Abraham Lincoln
Annuitant:	Abraham Lincoln
Age at Issue:	76
Maximum Issue Age:	85
Single Purchase Payment:	$50,000
Maturity Date:	June 20, 2048
Beneficiary Designation on the Contract Date:	Refer to the Client Information Profile
Death Benefit Option on the Contract Date:	Guarantee of Principal Death Benefit
Guarantee of Principal Death Benefit Rider Charge Rate:	1.00%

Guarantee of Principal Death Benefit Rider Charge: We will assess an annual Rider Charge equal to the Guarantee of Principal Death Benefit Charge Rate multiplied by the Contract Value on a Contract Date Anniversary. The Rider Charge will be calculated and deducted from the Contract Value on each Contract Date Anniversary. This deduction will reduce the Crediting Base of each Segment proportionately.

Upon termination of the Guarantee of Principal Death Benefit Rider, a Rider Charge will be calculated and deducted from the Contract Value, except if the Rider is terminated on the Valuation Date payment of the Death Benefit is made or upon annuitization of the Contract. The Rider Charge will equal the pro-rata Guarantee of Principal Death Benefit Charge Rate multiplied by the Contract Value on the Valuation Date the Rider is terminated. This deduction will reduce the Crediting Base of each Segment proportionately.

After the Guarantee of Principal Death Benefit Rider is terminated, no additional Guarantee of Principal Death Benefit Rider Charges will apply.

SEPARATE ACCOUNT: Lincoln National Life Insurance Company Separate Account 7 is the Separate Account that contains all or a portion of the assets supporting the Segments of the Indexed Accounts and Holding Account.

REALLOCATION REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE

Minimum Single Reallocation to an Indexed Account: $2,000

Annual Notice. We will send the Owner a Notice 25 calendar days prior to an Indexed Anniversary Date.

Reallocation Instructions. Owner’s instructions must be received in Good Order no later than the 2nd calendar day prior to an Indexed Anniversary Date.

WITHDRAWAL AND SURRENDER REQUIREMENTS

Minimum Withdrawal Amount: $300

Free Withdrawal Percentage: 10%

Maximum Annual Advisory Fee Withdrawal Rate: 1.25%

Minimum Annual Advisory Fee Withdrawal Rate: 0.10%

Annual Advisory Fee Percentage Limit. The Cumulative Advisory Fee Withdrawal Percentage may not exceed 1.50% during any Contract Year.

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CONTRACT SPECIFICATIONS (continued)

SURRENDER CHARGES. Withdrawals and/or Surrenders may be subject to Surrender Charges. However, You may withdraw up to the Free Withdrawal Amount during a Contract Year without incurring a Surrender Charge. The remaining value will be subject to Surrender Charges until the Single Purchase Payment is exhausted.

Surrender Charge applies as follows:

Number of Contract Anniversaries since the Contract Date	None	1	2	3	4	5	6+
Surrender Charge as a percentage of the full amount or a portion of the Single Purchase Payment Surrendered or Withdrawn	5.00%	5.00%	4.00%	3.00%	2.00%	1.00%	0.00%

WAIVER OF SURRENDER CHARGES. A Withdrawal or the Surrender of the Contract, prior to the Annuity Commencement Date may be subject to a Surrender Charge, except that such charges do not apply to the following:

(a)	the Free Withdrawal Amount as defined in the Contract.

For purposes of calculating the Surrender Charge on Withdrawals, any Withdrawals above the Free Withdrawal Amount during a Contract Year will be subject to Surrender Charges until the Single Purchase Payment is exhausted.

(b)	a Surrender or Withdrawal as a result of Your total and permanent disability, if the disability occurred after the Contract Date. Permanent and total disability is disability that prevents You from engaging in any occupation for remuneration or profit and which has existed consistently for a period of 12 months. Notice of permanent and total disability must be received at Our Administrative Office with the Request for Surrender or Withdrawal or as soon thereafter as is reasonably possible. A waiver of the Surrender Charge will not apply if such Surrender or Withdrawal is made in connection with a replacement of the Contract.

(c)	A Surrender or Withdrawal as a result of Your diagnosis of a Terminal Illness. Diagnosis of the Terminal Illness must be subsequent to the Contract Date. Terminal Illness means You have a medical condition that, as determined by a Physician, has reduced life expectancy to less than 12 months. Physician means a licensed health care practitioner who is practicing medicine within the scope of his or her license. Physician does not mean or include the Annuitant, the Owner, or any person that lives with the Annuitant or Owner or is related to either of them by blood or by marriage.

Notice of Terminal Illness must be received at Our Administrative Office with the Request for Surrender or Withdrawal or as soon thereafter as is reasonably possible. A waiver of the Surrender Charge will not apply if such Surrender or Withdrawal is made in connection with a replacement of the Contract.

(d)	a Surrender or Withdrawal as a result of Your admittance into an accredited nursing home or equivalent health care facility. Admittance in such a facility must be subsequent to the Contract Date and continue for 90 consecutive days prior to the Surrender or Withdrawal. Notice of such confinement must be received at Our Administrative Office with the Request for Withdrawal or Surrender or as soon thereafter as is reasonably possible. A waiver of the Surrender Charge will not apply if such Surrender or Withdrawal is made in connection with a replacement of the Contract.

(e)	a Surrender or Withdrawal as a result of the death of the Owner or Annuitant, provided the Annuitant has not been changed for any reason other than the death of the prior named Annuitant. This waiver does not apply if a surviving spouse assumes Ownership of the Contract.

(f)	an annuitization of the Contract.

If a Non-Natural Person is the Owner of the Contract, the Annuitant or Joint Annuitant will be considered the Owner of the Contract for purposes of this provision.

If the Request to waive the Surrender Charge is denied by Us, the Notice to Surrender will not be executed until the Owner is notified of the denial and provided with the opportunity to accept or reject the Surrender proceeds, including any Surrender Charges. If the Contract is terminated in accordance with its provisions, the termination shall not prejudice the waiver of Surrender Charges while it is in force.

ICC24CS-50093	3.X

ANNUITY PAYMENT REQUIREMENTS:

Determination of the First Annuity Payment Date: The Annuity Payment Date must be at least 30 calendar days after the Annuity Commencement Date.

Minimum Annuity Payment Amount: $50

Minimum Contract Value: $2,000

ICC24CS-50093	3.X

CONTRACT SPECIFICATIONS (continued)

PAYMENT OPTION TABLES

BASIS OF CALCULATION FOR ANNUITY PAYMENT OPTIONS. The Payment Option Tables illustrate the minimum guaranteed monthly income purchased per $1,000 of Contract Value, after deduction of any applicable premium taxes. The actuarial basis for the Payment Option Tables is the 2012 Individual Annuity Basic Mortality Table (Age Last Birthday) with improvement to year 2040 using Projection Scale G2 with an annual interest rate of 0.15%.

GUARANTEED PURCHASE RATES. Upon request, We will furnish You the guaranteed purchase rates for ages and periods not shown in the Payment Option Table. Annuity Payments available on the Maturity Date will not be less than those provided by the application of an equivalent amount to the purchase of a single premium immediate annuity contract offered by Us on the Maturity Date to the same class of Annuitants for the same Annuity Payment Option.

DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS PURCHASED WITH EACH $1,000 APPLIED
SINGLE LIFE ANNUITIES
Age	No Period Certain	120 Months Certain		240 Months Certain	Cash Refund
60	$2.89	$2.87		$2.78	$2.30
61	2.98	2.96		2.86	2.36
62	3.08	3.05		2.94	2.41
63	3.18	3.15		3.01	2.47
64	3.29	3.25		3.10	2.53

65	3.40	3.36		3.18	2.59
66	3.52	3.47		3.26	2.65
67	3.65	3.60		3.35	2.72
68	3.79	3.73		3.43	2.80
69	3.94	3.86		3.52	2.87
70	4.10	4.01		3.60	2.95

71	4.28	4.17		3.68	3.03
72	4.47	4.34		3.75	3.12
73	4.67	4.51		3.82	3.21
74	4.89	4.70		3.89	3.31
75	5.13	4.90		3.95	3.41
JOINT AND SURVIVOR ANNUITIES
Joint and Full to Survivor Certain Period				Joint and Two-Thirds to Survivor Certain Period
None	120	240	Joint Age	None	120	240
$2.52	$2.52	$2.51	60	$2.80	$2.78	$2.72
2.59	2.59	2.58	61	2.88	2.87	2.80
2.66	2.66	2.65	62	2.98	2.96	2.87
2.74	2.74	2.73	63	3.07	3.05	2.95
2.83	2.83	2.81	64	3.17	3.15	3.03

2.92	2.92	2.89	65	3.28	3.25	3.12
3.02	3.01	2.98	66	3.40	3.36	3.20
3.12	3.12	3.07	67	3.52	3.48	3.29
3.23	3.23	3.16	68	3.65	3.61	3.38
3.35	3.34	3.26	69	3.80	3.74	3.47

3.47	3.47	3.36	70	3.95	3.88	3.55
3.61	3.60	3.45	71	4.11	4.04	3.64
3.75	3.74	3.55	72	4.29	4.20	3.72
3.91	3.90	3.65	73	4.49	4.37	3.80
4.08	4.06	3.74	74	4.69	4.55	3.87
4.26	4.24	3.82	75	4.92	4.75	3.93

ICC24CS-50093	3.X

AGE ADJUSTMENT TABLE
Year of Birth	Adjustment to Age	Year of Birth	Adjustment to Age
Before 1920	0	1970 – 1979	-2
1920 – 1929	0	1980 – 1989	-3
1930 – 1939	0	1990 – 1999	-4
1940 – 1949	0	2000 – 2009	-5
1950 – 1959	0	2010 – 2019	-6
1960 – 1969	-1	2020 – 2029	-7

ICC24CS-50093	3.X